Exhibit 4.31

AGREEMENT

on Amendments to Network Interconnection Contract No. CF-00-00-1100 dated August 01, 2003

The City of Moscow	Date: January 01, 2006

This Agreement is entered into by and between Rostelecom, Open Joint-Stock Company for Long-Distance and International Telecommunications, hereinafter, “Rostelecom”, represented by OAO Rostelecom General Director D. Ye. Yerokhin, authorized to act by Charter, on the one part, and “CenterTelecom”, an Open Joint-Stock Company, hereinafter referred to as the “Operator”, represented by General Director R.A. Amaryan, authorized to act by Charter, on the other part, hereinafter collectively referred to as the “Parties”, as follows:

1.          Network Interconnection Contract No. CF-00-00-1100 dated August 01, 2003 shall be adopted in the following edition:

CONTRACT

on Network Connection

This Contract is entered into by and between Rostelecom, Open Joint-Stock Company for Long-Distance and International Telecommunications, hereinafter, “Rostelecom”, represented by OAO Rostelecom General Director D. Ye. Yerokhin, authorized to act by Charter, on the one part, and “CenterTelecom”, an Open Joint-Stock Company, hereinafter referred to as the “Operator”, represented by General Director R.A. Amaryan, authorized to act by Charter, on the other part, hereinafter collectively referred to as the “Parties”, as follows:

1                      Terms and Definitions

In this Agreement the following terms and definitions have the following meanings if not otherwise indicated by this Agreement:

1.1                       “ATE” means automatic trunk exchange.

1.2                       “Contract” means this contract and all Appendices and additional agreements attached herein.

1.3                       “Operator’s numbering area” means the numeration resource of the integrated telecommunications network of the Russian Federation, allotted to the Operator, identified by the code of the geographically determined numbering area.

1.4                       “International Operator” means a telecommunication operator providing Traffic admission services through its telecommunications network from/to telecommunications network of Rostelecom to/from users of international telecommunications on the territory of another state.

1.5                       “Accounting period” means the period of one calendar month during which the communication services and traffic admission services were rendered.

1.6                       “Users” collectively mean users of telecommunication services under agreement concluded with the Operator on rendering such services and providing for these purposes subscriber number or unique identifier, as well as  users of telecommunication services under agreement concluded with Associated Operators on provision of such services and providing for these purposes subscriber number or unique identifier.

The present contract shall not be applicable for regulation of relationship of the Parties related to traffic admission on long-distance and international networks provided by the Operator to the Users through pay phones and call offices of the Operator and other Associated Operators. Such relationship shall be guided by a separate Additional agreement attached herein.

1.7                       “Associated Operator” shall mean a telecommunications operator who meets all of the following criteria:

1.7.1                                 the telecommunication network of such an operator is interconnected into the network of the Operator on the local and/or zone level;

1.7.2                                 such connection Operator performs billing for long-distance and international telecommunications provided for its Users by Rostelecom in accordance with relevant agreement between the Operator and Rostelecom;

1.8                       “Billing period” means a calendar month following the Accounting period.

1.9                       “Signal traffic” means signal messages transmitted through signal channels and not related to control of calls directed from/to the Users in the course of long-distance and international telecommunications provided for its Users by Rostelecom .

1.10                 “Service telecommunications” means telecommunications provided for operational, maintenance and administration control purposes of telecommunication network management.

1.11                 “Connection service” means Rostelecom’s activity performed to meet the Operator’s needs in the course of interaction of telecommunication networks of the Parties in order to provide long-distance and international telecommunications and data transfer between the Users and other users of interacting telecommunication networks. Connection Services shall be provided by the following stages:

1.11.1                  First stage: harmonization of design estimates required by the Operator in order to implement terms set herein for interconnection of networks of the Parties and for traffic admission.

1.11.2                  Second stage: installation and setup of telecommunication facilities at the interconnection point.

1.11.3                  Third stage: interconnection of the Parties’ telecommunication networks.

1.11.4                  Forth stage: maintenance of telecommunication facilities at the interconnection point within the term of validity of the contract on connection.

1.12                 “Call transit services” mean zone call transit and local call transit between Rostelecom and the Associated operator effected by call direction from the Associated operator’s network to Rostelecom’s network through the Operator’s network in the course of long-distance and international telecommunications provided by the Operator to the Users of the Associated Operator.

1.13                 “Traffic Admission Services” collectively mean  long-distance termination of call to the Associated operator’s network; termination of zone calls to the Operator’s network; termination of zone and local calls to the Operator’s network; zone and local call transit service; initiation of long-distance calls in the course of long-distance and international telecommunications provided by the Operator to the Users of the Operator on the part of Rostelecom.

2                      Subject Matter of the Contract

2.1                       In accordance with interconnection terms set herein Rostelecom shall render Connection Services for long-distance interconnection to the Operator and the Operator shall pay for the services rendered.

2.2                       The Operator shall render Traffic admission services to Rostelecom and Rostelecom shall pay for the services rendered.

2.3                       Rostelecom shall provide Service telecommunications in accordance with the regulations established by Federal telecommunication of executive authorities.

3                      Rights and Obligations of the Parties

3.1                        Rostelecom undertakes the following obligations:

3.1.1              To render Connection Services to the Operator on the basis of the facilities available and in accordance with terms set herein.

3.1.2              To pay for the Traffic admission services rendered by the Operator in accordance with terms set herein.

3.1.3              To provide the Operator with the information on the volume of the  termination of long-distance calls to the Associated operator’s network, termination of area calls to the Operator’s network and termination of local calls to the Operator’s network.

3.1.4              To perform billing and tarification of Traffic admission services on codes 80Х 200(100) (Rostelecom IS  services), on codes 80Х Х1Х2Х3 (where Х1Х2Х3- code of the  Operator IS  interconnected to

Rostelecom’s network) admitted by the Operator from/to Rostelecom’s telecommunication networks from/to the Operator’s telecommunication networks in accordance with terms set herein.

3.1.5              Rostelecom shall provide the Operator with Service telecommunications in accordance with current regulations of the Russian Federation.

3.1.6              To develop Appendix of involvement of the Operator’s ATE on trunk lines within 30 days from the receipt of the Operator’s request for the development of the Appendix.

3.1.7              To provide transfer of the number of a calling User to Rostelecom’s networks with application of alarm system of Associated Signaling Channel No. 7 at all switching nodes.

3.1.8              Inform the Operator on the design work of the construction of the new connection points or modernization of the existing ones, specifying the proposed points of location.

3.2                         Rostelecom has a right:

3.2.1              To set new terms on interconnection in accordance with current law (including tariffs for Connection Services set herein at most once a year).

3.2.2              To determine routing of long-distance and international traffic over the Rostelecom’s network including the signal one within the area “ATE of the Operator — adjacent telecommunication site (ASN, ATE, TMTS, ISN)”.

3.2.3              To claim damages resulting from violation of the Operator routing procedures established by Rostelecom, and/or quality properties, specifications, operating instructions for the telecommunication network set by current federal telecommunication regulations of executive authorities.

3.2.4              To submit to the Operator requests for information on the state of the Operator’s networks.

3.2.5              To submit requests on interconnection issues and network interaction to federal executive authorities effecting control and inspection of IT and telecommunication networks.

3.3                       The Operator undertakes the following obligations:

3.3.1              To render Traffic admission services on the basis of the facilities available and in accordance with terms set herein.

3.3.2              To pay for Connection Services rendered by Rostelecom

3.3.3              To perform billing and to provide Rostelecom with information on the range of long-distance call services and zone and local call transit services except for the information on Traffic admission services stated in paragraph 3.1.4. herein.

3.3.4              To avoid routing to Rostelecom’s networks Signal traffic and/or long-distance and international traffic received by means of dial-up transit from foreign countries, the CIS and the Baltic states unless otherwise agreed by a separate additional agreement  executed by the Parties within the term of validity of this Contract.

3.3.5              To avoid routing to Rostelecom’s networks local and zone traffic (including traffic on codes of geographically unidentified Numbering area of the Operator originating traffic) unless otherwise agreed by a separate additional agreement  executed by the Parties within the term of validity of this Contract.

3.3.6              To render long-distance call initiation services and zone and local call transit services on codes specified in Appendix No. 2 attached herein and on codes specified in written notices sent by Rostelecom to the Operator 15 days before introduction of such codes.

3.3.7              To provide in its responsibility zone the parameters of telecommunication services quality and speech transmission quality for long-distance and international telecommunications in accordance with the normative documents and the agreement on service quality (if available). To render periodically and on Rostelecom’s request ATE statistics and communication facilities applied to render Traffic admission services.

3.3.8              To inform Rostelecom of commencement of design works on construction of new or renovation of existing АТE indicating prospective location of a new ATE and its installed capacity.

3.3.9              To provide transfer of the number of a calling User to Rostelecom’s networks with application of alarm system of Associated Signaling Channel No. 7 at all switching nodes.

3.3.10        To facilitate opening/closure of access of the Users to long-distance and international telecommunications provided by Rostelecom. The Operator shall route long-distance and international traffic in accordance with current telecommunication regulations (including specified quantity of switching nodes and specified number of nodes with satellite systems).

3.4                       The Operator has the following rights:

3.4.1              To limit Traffic admission services in accordance with court decision.

3.4.2              To modify rates for Traffic admission services set herein at most once a year.

3.4.3              To submit requests on interconnection issues and network interaction to federal executive authorities effecting control and inspection of IT and telecommunication networks.

4                      Mutual obligations of the Parties:

4.1                       To ensure appropriate and complete fulfillment in accordance with terms stated herein.

4.2                       To provide 24 hour and continuous operation of interconnection facilities on a daily basis except for eventual interventions for ordinary and preventive maintenance scheduled for the time inflicting minimal loss to the Parties.

4.3                       To inform immediately each other of eventual breakdown of their networks.

4.4                       In case of inconformity of the quality of the services rendered with current standards the Parties shall immediately find out the reasons of such inconformity and undertake measures to eliminate them. The Party responsible for inconformity of its network with requirements of current regulations shall cover expenses for remedial actions.

4.5                       Immediately to inform each other in written form and by telefax should the licenses of the Parties be withdrawn or suspended, to inform of new licenses issued for telecommunication services if the earlier license is considered cancelled from the date of registration of a new license.

4.6                       Immediately to inform of any changes in details (legal addresses, bank details) stated in Clause  14 “Details of the Parties” hereof.

4.7                       To keep confidential terms and conditions specified herein and any technical, economic, financial and other information related to any Party and to the subject of this Contract (“Commercial classified information”) and not to disclose such information to third parties without consent of the other Party herein except cases when the information is to be disclosed in accordance with current law of the Russian Federation. Provisions stated in this paragraph shall remain in force for 3 (three) years after termination of this Contract on any grounds.

4.8                       To follow interconnection terms specified herein. Should any terms of interconnection be amended in the part of specifications of interconnection the expensed for coupling of newly connected facilities shall be covered by both Parties.

4.9                       Store the data on automated settlement system of he traffic admission for not less than 5 years.

4.10                 The Operator providing long-distance call initiation and zone and local call transit and Rostelecom accepting services on termination of long-distance call to the Associated Operator, area termination of call to the Operator’ network and local termination of calls to the Operator’s network exchange information on the User’s number effecting call to communication facilities of the other Party if relevant technique is available. In case of any discrepancies in the information on the User’s number who has actually performed a call the Party providing such information shall be liable against the other Party in accordance with terms specified herein.

4.11                 To fulfill other obligations of the Telecommunication Operator specified herein and the current law of the Russian Federation.

4.12                 In case of commissioning new communication facilities, implementation of innovative technologies, disconnection or improvement of outdated communication facilities influencing interconnection conditions of telecommunication networks of the other Party and Traffic admission services, the relevant Party shall notify in advance the other Party.

5                      Essential provisions of network interconnection and their interaction

5.1                       Specifications of interconnection including number, properties and location of interconnection points are stated in Appendix No. 8 attached herein.

5.2                       Terms of routing of long-distance and international traffic within the area “АТE of the Operator - Adjacent telecommunication site (Automatic Switching node, АТE, IMTS, International Switching Node)” shall be determined by Rostelecom and shall be binding for the Operator.

5.3                       Terms of interaction of control systems of the Parties’ telecommunication networks are stated in Appendix No. 8 attached herein.

5.4                       Terms of operational maintenance of communication facilities and communication lines are stated in Appendix No. 8 attached herein.

5.5                       Operations to be performed to ensure stability of communication lines including actions in case of emergency are stated in Appendix No. 8 attached herein.

5.6                       Connection Services and Traffic admission services are established in paragraphs 1.11 and 1.13 herein. Terms of traffic admission are set by current law, licenses of interacting Operators and by specifications of interconnection.

5.7                       Terms of payment for Connection Services and Traffic admission services are specified in Clause 6 herein.

5.8                       Structure and terms of transfer of the data related to the Users (including the User’s number initiating the call) required by Rostelecom to perform billing for long-distance and international telecommunications and to consider claims are specified in Appendix No. 9 attached herein.

5.9                       Provisions of confidentiality of the information transferred are contained in paragraph 4.7. of this Contract

6                      Charges for Connection Services and Traffic admission Services and settlement procedure

6.1                       Rostelecom shall pay for Traffic admission services in accordance with tariffs specified in Appendix No. 1 attached herein. Charges for Traffic admission services for Accounting period shall be calculated on the basis of natural volume of the Traffic admission services rendered during the month preceding the billing period.

6.2                       The Operator shall pay for in accordance with rates specified in Appendix No. 1 attached herein.

6.3                       Should the rates of Connection Services and Traffic admission services be changed by the Federal executive authority of the Russian Federation responsible for adjustment of tariffs for such services the Parties shall introduce new tariffs from the date specified in the order of the Federal executive authority of the Russian Federation.

6.4                       The payment for Traffic admission Services is made by Rostelecom on a monthly basis in accordance with Traffic admission Services Report signed by both Parties:

6.4.1              Rostelecom — by the volume of Traffic admission services on codes 80Х 200(100) (Rostelecom IS services), on codes 80Х Х1Х2Х3 (where Х1Х2Х3- code of the  Operator’s IS interconnected to Rostelecom’s network), as well as by volumes of termination of calls to network of other Operators interconnected to the network and termination of calls to the Operator’s network.

6.4.2              The Operator — by call initiating services and call transit services taking into account provisions stated in the previous paragraph “a” (including Inmarsat)

6.5                       The payment for Connection Services is made by the Operator within 10 days since he signing the Connection Services Report by the Parties.

6.6                       The Parties shall exchange the data on the volume of the Connection Services and Traffic admission services as follows:

6.6.1              The report on natural volume of the services rendered within the previous month for call initiation and call transit except for the data on the volume of the services rendered  for call initiation and call transit on codes 80Х 100, 80Х 200, and on codes 80Х Х1Х2Х3  (where Х1Х2Х3- code of the  Operator IS  interconnected to Rostelecom’s network) shall be submitted by the Operator on the 15th day of every month at the latest to the Computer Center of Rostelecom (hereinafter referred to as Rostelecom CC) in accordance with the provisions set in Appendix No. 5 attached herein.

If the information on natural volume of call initiating services and call transit services is not submitted by the Operator in terms specified herein payments with other operators shall be performed by Rostelecom on the basis of the data available at Rostelecom (actual data submitted for the previous billing period).

6.6.2              Before or on the 20th day of each month Rostelecom shall submit to the Operator the data on the volume effected within the previous month for Traffic admission services rendered on codes 80Х 100, 80Х 200, as well as on codes 80Х Х1Х2Х3  (where Х1Х2Х3- code of the  Operator IS  interconnected to Rostelecom’s network) and for area and local termination of call to the Operator’s network and termination of long-distance call to the Associated Operator’s network.

In case Rostelecom does not provide the data on the natural volumes of the services rendered  for traffic of 80Х 100, 80Х 200 codes, as well as for 80Х Х1Х2Х3 codes (where Х1Х2Х3- ISS Operator code, connected to Rostelecom network) and regarding the volume of services of zone and local call termination for Operator’s network in the term specified herein, for settlements with other operators, the Operator uses it’s information (actual data provided in the previous settlement period).

6.6.3              The Parties shall check and reconcile before or on the 25th day of each month the data on the volume of Traffic admission services rendered (obtained) within the previous month in accordance with paragraphs 6.6.1 and 6.6.2 herein. In case of any discrepancies in data submitted the Parties direct relevant notices to each other by the 25th day of each month at the latest.

6.7                       By the 1st day of the Billing period the Operator shall submit to Rostelecom the Traffic admission services Report with the following data:

6.7.1              the volume of termination of calls to the Associated Operator’s network and termination of calls to the  Operator’s network;

6.7.2              the volume of initiation of calls and call transit services on codes  80Х 100, 80Х 200, and on codes 80Х Х1Х2Х3  (where Х1Х2Х3- code of the  Operator IS  interconnected to Rostelecom’s network) ) payable in accordance with terms specified herein;

6.7.3              the volume of initiation of calls (including Inmarsat) except for the codes specified in paragraph “b” of para. 6.7.

6.7.4              the volume of transit of calls (including Inmarsat) except for the codes specified in paragraph “b” of para. 6.7.

6.8                       Rostelecom shall sign the of Traffic admission services Report before or on the 5th day of the month.

6.9                       Rostelecom shall send to the Operator the Connection Services Report with the volume of Connection Services rendered before or on the 5th day of the month.

6.10                 The Operator shall sign the Connection Services Report before or on the 7th day of the Billing period.

6.11                 The Parties shall provide invoices for Connection Services and Traffic admission services by the 7th day of the Billing period. The copies of invoices, the Act of Acceptance of services shall be sent by fax, the originals shall be sent by mail.

6.12                 Without prejudice to provisions of paragraph 6.4. each Party shall be entitled to check the data submitted by the other Party and reconcile with its own data to verify absence of discrepancies in accordance with terms specified herein.

In case of discrepancies of the data of the Parties in charges for the Traffic admission services for the billing period within 3% recalculation of amount payable shall not be performed.

In discrepancies of the data of the Parties in charges for the Traffic admission services for the billing period exceed 3% one Party shall send to the other Party the Reconciliation Report on the volume of the traffic admissioned by the former and the charges for the services rendered by the 17th day of the month at the latest indicating confirmed and rejected amounts.

The Parties undertake to perform actions directed at the elimination of data discrepancy in the order established by Appendix 6 hereof. After the reasons of discrepancies have been revealed such amounts shall be accounted in the following Accounting period (in the Services Report)

6.13                 Financial obligations of Rostelecom against the Operator on payments for Traffic admission services rendered within the Accounting period arising from this Agreement shall be terminated in terms specified in Appendix No. 7 attached hereto.

6.14                 Payments shall be effected by bank transfer on the accounts stated herein. In order to identify payments the Parties refer payment orders to the number of this Agreement and the account number.

6.15                 Quarterly and upon necessity Rostelecom and the Operator perform the inspection of mutual settlements. The Reconciliation Report of Mutual Settlements is drawn up by the penaltyed party in two counterparts and signed by the authorized representatives of the Parties. The Party receiving the Reconciliation Report of mutual settlements must sign the Reconciliation Report of mutual settlements or present their objections concerning the reliability of the information contained in it within the period of twenty (20) days from the date of dispatch of the Reconciliation Report of mutual settlements.

6.16                 The Parties agree to accept arrangements to offset payments on the basis of relevant Acts of offset payments signed by the Parties.

6.17                 Charges may be reviewed on request of any Party. Rostelecom is entitled to initiate review of rates on the Operator’s services in case of changes of long-distance and international telecommunications tariffs. The Party initiating review procedures shall submit economic grounds of changes 2 months before their introduction. The other Party shall accept/reject the proposal providing its own feasibility study. The decision to change tariffs shall be accepted by the Parties 1 month before their introduction at the latest.

7                      Interaction between the Parties

7.1                       The Parties shall interact in accordance with terms specified herein and with current law.

7.2                       The limits of areas of responsibility of each Party shall be determined by the terms of interconnection. In case of any modifications of specifications of interconnection the terms of interconnection shall be modified as well in accordance with provisions set herein.

7.3                       The Operator shall provide traffic admission in compliance with current law, regulations and provisions stated herein.

7.4                       Should the Parties’ telecommunication networks be damaged, overloaded or affected by abnormal situations influencing quality of services the Parties immediately undertake remedial measures to restore quality of communication and services.

7.5                       Reasons for inconformity of quality of services rendered with requirements set for public communication networks and their elimination shall be carried out by qualified personnel of the Parties in accordance with procedures agreed.

8                      Disputes

8.1                       All disputes, differences and claims that may arise out of or in connection with the Contract will be settled as far as possible by means of negotiations between the Parties

8.2                       If the Parties do not come to an agreement within 3 months the matter is to be submitted for settlement to Arbitration in the country of defendant.

9                      Responsibility of the Parties Limits of responsibility

9.1                       The Parties undertake the responsibility for the non-performance or unduly performance of the obligations under the Agreement in accordance with the current law of the Russian Federation.

9.2                       Should Rostelecom violate the terms set for fulfillment of their obligations on payments in favor of the Operator in accordance with this Contract the Operator shall be entitled to charge to Rostelecom a penalty of one three hundredth of the refinancing rate established for each day of delay by the Central bank of the Russian Federation (RF CB) for each day of delay applied for the due amount.

9.3                       Indemnity of losses claimed by the Party shall be applied only for the losses not covered by the forfeit paid by the guilty Party.

9.4                       Indemnity shall be given for actual damage inflicted upon the other Party by the Party’s failure to perform or improper performance of its obligations hereunder.

9.5                       Neither Party shall be responsible for failure to fulfill its obligations stated herein in case of changes in details of the other Party if the latter has failed to notify about such changes in accordance with provisions of paragraph 4.6. herein.

9.6                       If invalid data has been submitted by the Operator (or failure to submit the data, or delayed submission of the data) on the volumes of zone and local call transit and international call initiation, and, on the stipulation that, an Operator of other numbering area and/or International Operator receiving traffic (incoming traffic) from the Operator’s network through Rostelecom’s network has submitted to Rostelecom a claim for forfeit and/or indemnity for the losses and the amount of funds payable for incoming traffic to this  Operator’s network calculated on the basis of invalid data provided is less than the amount payable for actual services rendered, then Rostelecom shall be entitled to claim indemnity for the losses from the Operator including expenses of Rostelecom inflicted in connection with aforesaid claims by an Operator of other numbering area and/or International Operator. The Operator is obliged to pay to Rostelecom the forfeit within the period of ten (10) banking days from the moment of the receipt of the corresponding payment demand.

9.7                       If invalid data has been submitted by Rostelecom (or failure to submit the data, or delayed submission of the data) on the volumes of termination of international call to the Associated Operator’s network, termination of area call to  Operator’s network,  termination of local call to  Operator’s network, and on the stipulation that, the Associated Operator receiving traffic (incoming traffic) from Rostelecom’s network through Operator’s network, has submitted to the Operator a claim for forfeit and/or indemnity for the losses and the amount of funds payable for incoming traffic to this  Operator’s network calculated on the basis of invalid data provided is less than the amount payable for actual services rendered, then the Operator shall be entitled to claim indemnity for the losses from Rostelecom  including expenses of the Operator, inflicted in connection with aforesaid claims by such Associated Operator. This forfeit must be paid by Rostelecom to the Operator within the period of ten (10) banking days from the moment of the receipt of the corresponding payment demand.

9.8                       In case of discrepancies of the data on volumes to be exchanged by the Parties in accordance with terms herein within 3% provisions of paragraphs 9.6. and 9.7. herein shall not be applicable for such services.

9.9                       Should the Operator violate provisions of paragraphs 3.3.4 - 3.3.5 Rostelecom shall be entitled for the forfeit for such traffic in the amount of two hundred thousand (200,000) rubles. The Operator shall be relieved from the obligation to pay the aforesaid forfeit as soon as the indicated amount is accounted amounts payable to Rostelecom by the Operator in case of violation of provisions of paragraphs 3.3.4. - 3.3.5 herein, on the one hand, and amounts payable by Rostelecom for Traffic admission services rendered by the Operator within the calendar month during which the violation of paragraphs 3.3.4 and/or 3.3.5 herein happened on the part of Operator. The Operator is obliged to pay to Rostelecom the forfeit within the period of ten (10) banking days from the moment of the receipt of the corresponding payment demand.

9.10                 Each Party shall be entitled to claim indemnity of losses caused by violation of the other Party operation instructions determined by telecommunication regulations of Federal executive authority and by provisions of this Contract if such violation caused damage of relevant Party. The forfeit shall be payable by the guilty Party to the Party claiming indemnity within ten (10) banking days from the receipt of relevant claims from the Party.

9.11                 In case of violation by Rostelecom of obligations specified in paragraph 4.10 herein   Rostelecom shall pay to the Operator a doubled price for relevant traffic imposed by the terms specified herein.

9.12                 Rostelecom shall not be responsible for any losses, claims and other expenses of the Operator, subscribers or third parties as a result of activity or inactivity of the Operator, its employees, agents, representatives or invitees. The Operator agrees to protect Rostelecom from any responsibility for such losses, claims and damage, as well as for legal expenses and other expenses.

9.13                 Similarly the Operator shall not be responsible for any losses, claims and other expenses as a result of activity or inactivity of Rostelecom, its employees, agents, representatives or invitees. The Rostelecom agrees to protect Operator from any responsibility for such losses, claims and damage, as well as for legal expenses and other expenses.

9.14                 Similarly the Operator shall not be responsible for any losses, claims and other expenses as a result of activity or inactivity of Rostelecom, its employees, agents, representatives or invitees. Rostelecom agrees to protect the Operator from any responsibility for such losses, claims and damage, as well as for legal expenses and other expenses.

10               Force Majeure Circumstances

10.1                 The Parties are exempt from the responsibility for non-performance or faulty performance of their obligations hereunder if they prove that the duly fulfillment was impossible as a result of the influence of force majeure circumstances, that is, of extraordinary, unexpected and unavoidable under the present conditions, circumstances.

10.2                 The Party that has suffered the influence of the force majeure circumstances must notify the other Party within the period of 5 days about the character, type and the presumable duration of the force majeure influence, as well as indicate the fulfillment of which obligations under the Contract it affects, and to produce evidence of the occurrence of such circumstances.

10.3                 The occurrence of force majeure circumstances extends the terms of the fulfillment by the Parties of the obligations hereunder proportionate to the duration of their influence. If the influence of the force majeure circumstances lasts longer than six months, the Parties are obliged, upon proposal of one of the Parties, to coordinate the further actions and/or the possibility of denouncement of the Agreement.

11               Notifications

11.1                 Any notifications and other messages to be transferred from one Party herein to the other shall be executed in writing by details specified in Clause 14 “Addresses and details of the Parties”.

11.2                 Each of the Parties can change their address by means of a written notification of the other Party, as indicated in this paragraph.

12               Term of validity and termination of the Contract

12.1                 This Contract is entered into for an uncertain term and shall take effect from the moment when it is signed by the Parties. The rights and obligations of the Parties arise from the moment of the ratification by the competent authorities of the Parties if such decision is required by the current law of the Russian Federation.

12.2                 The Contract may be terminated on mutual decision of the Parties or in accordance with court decision.

12.3                 The Party selected to initiate termination of this Contract shall notify the other Party by 1 month notice before the prospective date of termination.

12.4                 In the course of termination of this Contract the Parties shall elaborate procedures of payments for unfulfilled obligations.

13               Miscellaneous

13.1                 Any changes and addenda to the Contract are valid only when they are made in written form  and annexed to the Contract and signed by the representatives of the Parties, in this case they constitute an integral part of it.

13.2                 All appendices hereto shall constitute an integral part of a contract if they are executed in writing and signed by authorized representatives of the Parties.

13.3                 This Contract is executed and signed in two originals — one for each Party. Both originals are equally valid.

13.4                 Appendices hereto:

Appendix No. 1 calculation of the Traffic admission Services Cost,

Appendix No.2 “Long-distance and international codes for traffic admission from numbering area of the Operator”

Appendix No.3 “Connection Services Report”;

Appendix No.4 “Traffic admission Services Report”;

Appendix No.5 “Information exchange report”

Appendix No.6 “Reconciliation procedure”

Appendix No.7 “Settlement procedure”

Appendix No.8 “Specifications of Interconnection”

Appendix No.9 “Structure and procedure for exchange of information on the Users”

14               Address and details of the Parties:

OAO Rostelecom:	Operator:

Location:	OAO CenterTelecom:

127091, Moscow, Delegatskaya st., 0.5	Location:
141400, Moscow region, Himki,. Pushkina st., 23
Postal address 123298, Moscow, 3rd Horoshevskaya street,
17 block 1	Postal address
Central branch of OJSC “Rostelecom”	125998, Moscow, Degtyarnyj cr. 6 block 2

TIN: 7707049388	TIN: 5000000970

Contact phone: (095) 192-62-21	Contact phone:(095) 793-25-81
Contact person: Antipova E.E.	contact person: Nevskaya O.V.

Telephone/fax: (095) 192-17-08	Telephone/fax: (095) 793-25-82

e-mail: ko@cf.rt.ru	e-mail: neva@CenterTelecom.ru

Acc.:
40702-810-4-000000-01377	Acc.:
CJSC “Russian Industrial Bank”,	40702810740020100852
Moscow	In Saving Bank of Russia

BIC: 044552202	BIC: 044525225

Correspondent account	Correspondent account
30101-810-5-0000-0000202	30101810400000000225

Physical address:	Physical address:
103051, Moscow, Petrovski blvd, 11
Code OKONH: 52300
OKONH code: 52300

General Director	General Director

OAO Rostelecom	OAO CenterTelecom:

/signed/ D.Ye. Yerokhin	/signed/ R.A.Amaryan

January 01, 2006	January 01, 2006

Seal here	Seal here

2.               The monetary obligations arising from and unfulfilled as for the effective date of this Agreement shall be fulfilled in accordance with the Networks Interconnection Contract dated 01.08.2003 No.        valid before the effective date of this Agreement.

3.               As for the effective date of this Agreement the Parties’ telecommunication networks are virtually interconnected, all interconnection points required by current law of the Russian Federation are available and the stages of Connection Services (first, second and third) stated in paragraph 1.11. herein (Definition “Connection Services”) has been performed, therefore the obligation of Rostelecom on Connection Services shall be applicable only for the forth stage.

4.               This Agreement shall enter in force from the date of its signing by the Parties. The rights and obligations of the Parties arise from the moment of the ratification by the competent authorities of the Parties if such decision is required by the current law of the Russian Federation.

5.               This Agreement is executed and signed in two counterparts — one for each Party. Both counterparts are equally valid.

Signatures of the Parties

OAO Rostelecom:	Operator:

General Director	General Director

OAO Rostelecom	CenterTelecom,

/signed/ D.Ye. Yerokhin	/signed/ R.A. Amaryan

January 01, 2006	January 01, 2006

Seal here	Seal here

Appendix No. 1
to Contract No. CF-00-00-1100
dated August 01, 2003

Billing Rates and Tariffs of Services,
Rendered under Contract No. CF-00-00-1100 dated August 01, 2003

1.1.Traffic admission services rendered by the  Operator:

		Billing rate, ruble/min.
		АВС= 073	АВС= 085	АВС= 087	АВС= 091	АВС= 092	АВС= 093	АВС= 094	АВС= 084	АВС= 086	АВС 0822	АВС= 082	АВС= 081	АВС= 083	АВС= 074	АВС= 096	АВС= 072	АВС= 071	АВС= 075
1	Long-distance call initiation including codes 80Х 200(100)	0.713	0.713	0.713	0.713	0.713	0.713	0.713	0.713	0.713	0.713	0.713	0.713	0.713	0.713	0.713	0.713	0.713	0.713
2	Long-distance call initiation on codes 80Х Х1Х2Х3 (where Х1Х2Х3- code of the Operator IS interconnected to Rostelecom’s ATES in Moscow)	0.713	0.713	0.713	0.713	0.713	0.713	0.713	0.713	0.713	0.713	0.713	0.713	0.713	0.713	0.713	0.713	0.713	0.713
3	Call zone transit service	0.713	0.713	0.713	0.713	0.713	0.713	0.713	0.713	0.713	0.713	0.713	0.713	0.713	0.713	0.713	0.713	0.713	0.713
4	Termination of calls to the Operator’s network	0.713	0.713	0.713	0.713	0.713	0.713	0.713	0.713	0.713	0.713	0.713	0.713	0.713	0.713	0.713	0.713	0.713	0.713
5	Termination of calls to the Associated Operator’s network	0.713	0.713	0.713	0.713	0.713	0.713	0.713	0.713	0.713	0.713	0.713	0.713	0.713	0.713	0.713	0.713	0.713	0.713

1.2.Connection Services rendered by Rostelecom:

No.	Description of the service	Tariff, ruble/month for 1 TF channel
1	Maintenance of telecommunication facilities at the interconnection point	206.7

Comment:

1.               Tariffing of Traffic admission services is performed per minute from the first second of connection.

2.               Service traffic (traffic for service network) is not included into statistics on traffic admission and is not paid.

3.               Billing rates (tariffs) stated herein are tax-exempt, the taxes may be imposed on the stated rates in accordance with current law.

OAO Rostelecom:	Operator:

General Director	General Director
OAO Rostelecom	CenterTelecom

/signed/ D.Ye. Yerokhin	/signed/ R.A. Amaryan
January 01, 2006	January 01, 2006
Seal here	Seal here

Appendix No. 2
to Contract No. CF-00-00-1100
dated August 01, 2003

Long-Distance and International Codes

for Traffic Admission Services from Numbering Area of the Operator

No.

Call destination zone (administrative center of the substituent entity of the Russian Federation, city of federal significance, city with an assigned code of geographical numbering area, Operator, international directions)

		Code ABC / DEF
	ABAKAN	390
	ANADYR	427
	ARKHANGELSK	818
	ASTRAKHAN	851
	.....

АВС, DEF codes  (including IS codes) are enlisted herein

OAO Rostelecom: General Director OAO Rostelecom /signed/ D.Ye. Yerokhin January 1, 2006 Seal here	Operator: General Director CenterTelecom, /signed/ R.A. Amaryan January 1, 2006 Seal here

Appendix No. 3
to Contract No. CF-00-00-1100
dated August 01, 2003

Connection Services Report,

Under Contract No. ________ dt.

for ______________ month _______

This Act is drawn up between Rostelecom, Open Joint-Stock Company for Long-Distance and International Telecommunications, hereinafter, “Rostelecom”, represented by ____________________ authorized to act by Power of attorney No. ______________________ dt. _________ on the one part, and acting on the ground of _______________________________________, hereinafter altogether referred to as the “Parties”, confirming the following services rendered by Rostelecom to Operator:

Services rendered by Rostelecom

Ref. No.	Description of the service	Measurement unit	Number	Service Tariff, rubles/pcs	Service Cost w/o VAT, rubles	including VAT, rubles	including VAT, rubles
1	2	3	4	5	6	7	8
1	Connection Services
2
Total

The rendered services cost aggregated ________, including VAT _______.

Comment:

The Parties shall sign the Services Report on each Operator’s affiliate providing services and Consolidated Report on services rendered in general by the Operator

OAO Rostelecom:	Operator:

General Director	General Director
OAO Rostelecom	CenterTelecom

/signed/ D.Ye. Yerokhin	/signed/ R.A. Amaryan
January 1, 2006	January 1, 2006
Seal here	Seal here

Appendix No. 4
to Contract No. CF-00-00-1100
dated August 01, 2003

Traffic Admission Services Report,

Under Contract No. ________ dt.

for ______________ month _______

This Act is drawn up between Rostelecom, Open Joint-Stock Company for Long-Distance and International Telecommunications, hereinafter, “Rostelecom”, represented by ____________________ authorized to act by Power of attorney No. ______________________ dt. _________ on the one part, and ___________________________________________ , hereinafter referred to as “Operator” represented by_________________________________, acting on the ground of _______________________________________, hereinafter altogether referred to as the “Parties”, confirming the following services rendered by Operator to Rostelecom:

Services rendered by the Operator

Ref. No.	Description of the service	Measurement unit	Number	Service Tariff, rubles/pcs	Service Cost w/o VAT, rubles	including VAT, rubles	including VAT, rubles
1	2	3	4	5	6	7	8
1	Long-distance call initiation including codes 80Х 200(100)
2	Long-distance call initiation on codes 80Х Х1Х2Х3 (where Х1Х2Х3- code of the Operator IS interconnected to Rostelecom’s ATES in Moscow)
3	Call transit service
4	Termination of calls to the Operator’s network
5	Termination of calls to the Associated Operator’s network
6
Total

The rendered services cost aggregated ________, including VAT _______.

The services were presented properly and according to Agreement terms.

Comment:

The Parties shall sign the Services Report on each Operator’s affiliate providing services and Consolidated Report on services rendered in general by the Operator

OAO Rostelecom:	Operator:

General Director	General Director
OAO Rostelecom	CenterTelecom

/signed/ D.Ye. Yerokhin	/signed/ R.A. Amaryan
January 1, 2006	January 1, 2006
Seal here	Seal here

Appendix No. 5
to Contract No. CF-00-00-1100
dated August 01, 2003

Interaction between Rostelecom and the Operator in the course of exchange of information on services rendered.

1                      This Appendix (hereinafter referred to as “Appendix”) shall establish terms of interaction between Rostelecom and the Operator in the course of exchange of information on call initiation, termination of calls and call transit services and service traffic admission.

2                       This Appendix shall state the following procedures:

2.1                                 format of input data on call initiation, call transit services and service traffic admission;

2.2                                 terms and procedures for submission of input data on call initiation, call transit services and service traffic admission by the Operator.

3                       Submission of input data to Rostelecom by the Operator shall be performed as follows:

3.1                                 The Operator shall accumulate during the Accounting period (from 00:00:00 of the 1st day of the month to 23:59:59 of the last day of the month) and submits to Rostelecom by e-mail input data files with information on call initiation, call transit services and service traffic admission (address:______ @_______ ) monthly in terms specified in paragraph 6.6.1 herein.

3.2                                 The files transferred shall be created separately for traffic initiated by the Operator’s Users from numbering area of the Operator, traffic initiated by the Associated Operator who has provided call initiation services to the Operator (related to long-distance and international telecommunications provided by Rostelecom to the Associated Operator’s Users). The Operator’s Service traffic files shall be created separately. The data shall be detailed by outgoing long-distance and international codes specified in Appendix 2.

3.3                                 Structure, format and names of files are specified in Form 1 herein.

4                       Interaction procedures on correction of input data shall be performed as follows:

4.1                                 On detection of data errors provided by the Operator (invalid or repeated codes of incoming calls, wrong format of patterns, discrepancies in reference amount, etc) experts of Rostelecom shall send a relevant request on contact addresses of the Operator.

4.2                                 If no valid input data has been received from the Operator in terms specified in paragraph 6.6.1 herein the input data shall be calculated on the basis of the data provided for the previous period available in Rostelecom.

5                       Outgoing data shall be submitted as follows:

5.1.                              Outgoing data shall include results of processing of information on call initiation, termination of calls and call transit services of the Operator.

5.2.                              Outgoing data shall be sent to the Operator on contact addresses specified in paragraph 6.6.2 herein.

Form 1. Name and structure of files.

1.1                     Name of files.

Name of the file with data on call initiation from numbering area of the Operator: “outgoing city code”.txt

Name of the file with data on call transit: “outgoing city code”Т.txt

Name of the file with data on service traffic admission of the Operator: “outgoing city code”С.txt

Space “outgoing city code”,—international code АВС of numbering area of the Operator on which the pattern has been created.

Space Т—abbreviation of transit traffic of the Operator.

Space С—abbreviation of service traffic of the Operator.

1.2       Structure of files.

The pattern has the following structure:

Beginning

ZSZS (Test transmission)

Mandatory part of the pattern

NNNN (Test transmission)

End

Where:

“Beginning” and “End”—supplementary information about the sender and the addressee of the pattern, there are no mandatory requirements for the format;

The pattern begins with the name of an outgoing city. In the end of the pattern names of the person responsible for execution and the manager of the Operator who has originated the pattern, their telephone numbers.

“ZSZS” and “NNNN” are function words framing the mandatory part of the pattern.

“Mandatory part of the pattern” contains information of long-distance calls and is structured as follows:

1st line:

001:999:< outgoing city code >:<month>:<year>:

2d  line and subsequent lines:

<line number>:<outgoing city code >:<type of connection>:<quantity of minutes>:

last line:

<line number>:<reference total of minutes>: NNNN

Spaces of “Mandatory part of the pattern” shall contain the following values:

“line number”—3-, 4- or  5-digit line number, i.e. 002, 003, ... or 0002, 0003, … or 00002, 00003, …

“outgoing city code”,—outgoing code of the Associated Operator on the basis of which the pattern has been created. Outgoing code of the Associated Operator shall be indicated by its abbreviation.

“outgoing city code”—long-distance codes АВСabс/DEFabc on which traffic has been terminated (incoming city), code АВСabс/DEFabc may contain from 3 to 8 digits sufficient for definite determination of the terminated part. Space “outgoing city code” of international traffic shall contain value 10 followed by international code without any space in between. The code must be sufficient for definite determination of the country.

Samples of outgoing codes

1.                   0832—city of Bryansk, 0833, 0834, 0835—other municipal entities of this unit (Bryansk Region).

2.                   92111—code Megafon - the Operator for Pskov area, code 921111—code of Megafon operating in St. Petersburg area.

3.                   101201—one of the codes for USA, 101204—one of the codes for Canada

“month”, “year” - 2-digit number of month and two last figures of the year of the pattern;

“type of connection” - automatic (АВТ) long-distance dialing; the space may remain blank; Colons are mandatory.

“quantity of minutes”—total outgoing long-distance or international traffic for a certain month, the amounts shall be rounded-up per second from the 1st second of connection;

“reference total of minutes” - arithmetic sum of outgoing traffic values, i.e. total amount of spaces “quantity of minutes” beginning from the second line and including all subsequent lines of the pattern.

Colons between spaces are mandatory.

OAO Rostelecom:	Operator:

General Director	General Director
OAO Rostelecom	CenterTelecom

/signed/ D.Ye. Yerokhin	/signed/ R.A. Amaryan
January 1, 2006	January 1, 2006
Seal here	Seal here

Appendix No. 6
to Contract No. CF-00-00-1100
dated August 01, 2003

Interaction between Rostelecom and the Operator in the Course of Reconciliation of Data on Long-Distance and International Traffic Admission.

1.               This Appendix specifies measures to be undertaken by the Parties (Rostelecom and the Operator) to settle disputes caused by discrepancies in data on long-distance and international traffic admitted.

2.               This Appendix shall determine methods of reconciliation of data on long-distance and international traffic admission, format, terms and methods of submission of data at all stages of reconciliation.

3.               Reconciliation may be requested by any Party for the accounting period within the term of validity of this Contract taking in consideration time limitations set by current law of the Russian Federation.

4.               Discrepancies exceeding three (3) % against Rostelecom’s values of total amount of charges or total volume of data of Rostelecom and the Operator for the billing period shall be essential grounds for reconciliations.

5.               The following actions can be performed in the reconciliation:

5.1                                 reconciliation of billing and invoices,

5.2                                 detailed reconciliation

5.3                                 comprehensive technical study;

6.               Reconciliation of billing and invoices:

6.1.                              The Party who has initiated reconciliation procedures shall create and submit to the Interacting Party a relevant report executed in accordance with form revealed in Table 1 herein. The report shall be the ground to begin reconciliation procedures.

6.2.                              The Interacting Party shall consider conformity of billing with the terms specified herein:

6.2.1                                minimal  non-tariff limit of the calls,

6.2.2                                type of the traffic round-off,

6.2.3                                tariffs.

6.2.4                                criteria of traffic accounting (switching, trunks, numbering capacity).

6.3.                              If any errors are detected by the interacting Party at this stage and successfully corrected to eliminate discrepancies, the Parties shall agree on the date of correction and the date of recalculations.

6.4.                              If no errors are detected or after correction of errors discrepancies are not eliminated the Party performing cross analysis shall state directions (not more that  five (5) containing the most significant discrepancies in volumes on condition that such volumes are sufficient for reconciliation. The data shall be input into Table 2 attached herein.

6.5.                              The Party performing cross analysis shall submit its results within five (5) business days from the receipt of the report. The results shall be executed in relevant Act sent for further agreement to the Interacting Party.

7.               Detailed reconciliation

7.1.                              Detailed reconciliation shall be initiated by Act executed in the course of reconciliation of billing and invoices and reports executed in Tables 1 and 2 attached herein.

7.2.                              The Parties adjust the following parameters of the detailed reconciliation:

7.2.1                                time factors (month, week, day, hour and so on),

7.2.2                                ancillary parameters (switchboards, trunks, numbering capacity),

7.2.3                                aspect of the detailed reconciliation,

7.2.4                                size of the detailed reconciliation,

7.2.5                                data exchange type.

The format sample for accordance of measured call service data for a detailed reconciliation, indicated in Table 3 of the Appendix, can be changed depending on technical abilities of the Parties.

7.3.                              Detailed reconciliation is conducted under the agreement of the Parties using the resources of Rostelecom and/or Operator. The results of the reconciliation, performed by Rostelecom, shall be sent to the address of Operator not later than after seven (7) working days from concordance of the operation factors, indicated in para. 7.2 of the Appendix.

7.4.                              The parties conduct analysis of the results of the detailed reconciliation.

7.5.                              If any errors are detected by any Party at this stage and successfully corrected to eliminate discrepancies, the Parties shall agree on the date of correction and the date of recalculations.

7.6.                              If no errors are detected or after correction of errors discrepancies are not eliminated the results of the analysis shall be revealed in relevant Act within three (3) business days from the date of reconciliation agreed by the Parties. The Parties will co-ordinate the next steps:

7.5.1                                Another addition, ancillary parameters of the revise are selected (repeated execution of the stage of the detailed reconciliation),

7.5.2                                comprehensive technical study should be performed.

8.                     Comprehensive technical study.

8.1.                              The reason for the realization of the comprehensive technical study is coordinated on the previous stages statements and the absence of the ascertained reasons for discrepancies.

8.2.                              In the context of the comprehensive technical study it can be realized by the associated Parties:

8.2.1                                verification of capacity for work of communication channels;

8.2.2                                verification of the recording completeness  of the tariff files;

8.2.3                                verification of recording conditions of the tariff files;

8.2.4                                registration of the probing calls;

8.2.5                                verification of the routing Regulations;

8.2.6                                verification of the software, used in the system of collection and processing of tariff information and so on;

8.2.7                                using indirect methods of research.

8.3.                              After getting the results the report is organized and agreed by the Parties, the used methods, conclusions, recommendations for eliminating the reasons, caused the discrepancies, the terms of removal such reasons are indicated inside this report.

The date of recalculation shall be determined taking into consideration the results of comprehensive research.

Table 1. Form of report on reconciliation of billing and reports

Operator
Description of communication services with discrepancies detected
Date and registration number of agreement/contract for the services rendered
Terms of tariffing for the service (minimal non-payable threshold, round-up per second/per minute)
Accounting criteria of the service - terms of connection (switching, trunks, numbering capacity)
Discrepancies
Period dates

Traffic direction (incoming/outgoing/transit)
Type of traffic (long-distance/international/local)

Charges for traffic according to Rostelecom
Charges for traffic according to the Operator
Discrepancies in charges
Volume of traffic according to Rostelecom
Volume of traffic according to the Operator
Discrepancies between volumes

Table 2. Dedicated reconciliation form

		Rostelecom data			Operator data			Discrepancies
Direction	Direction code	min	tariff	Total	min	tariff	Total	% (min)	% (rubles)

Table 3. Format of call service data

Data should be presented in electronic file using format dbf or xls.

Tel_A*	Tel_В*	Mn_I*	Mn_O*	Date*	Time*	D_sec*

*                    fill-in spaces are marked

1.                  Field Tel_A*: Number of the subscriber А phone

2.                  Field Tel_B*: Number of the subscriber B phone

3.                  Field Mn_I*: Mnemonics of incoming group of channels

4.                  Field Mn_O*: Mnemonics of outgoing group of channels

5.                  Field Date*: Date of the call beginning (DDММYY)

6.                  Field Time*: Time of the call beginning (HHММSS)

7.                  Field D_sec*: Call duration (in seconds)

OAO Rostelecom:	Operator:

General Director	General Director
OAO Rostelecom	CenterTelecom

/signed/ D.Ye. Yerokhin	/signed/ R.A. Amaryan
January 1, 2006	January 1, 2006
Seal here	Seal here

Appendix No. 7
to Contract No. CF-00-00-1100
dated August 01, 2003

SETTLEMENT PROCEDURE FOR TRAFFIC ADMISSION SERVICES

Whereas the Parties  confirm and accept that amounts payable and terms of payment for Connection services rendered by  Rostelecom to the Operator and for Traffic admission services rendered by the Operator to Rostelecom shall be determined in accordance with fulfillment by the Parties obligations specified in Agreement dated December 28, 2005  (hereinafter referred to as “Assistance Agreement”) concluded between them now therefore the Parties agree to establish the following procedures for payments on this Contract:

1                       Rostelecom shall pay to the Operator for Traffic admission services rendered to Rostelecom by the Operator remuneration in accordance with terms and amounts specified hereinafter. Total amount of financial obligations payable by Rostelecom for services rendered by the Operator to Rostelecom in relevant billing period shall be determined in accordance with the Services Report for the Accounting period.

2                       By 25th day of the billing period at the latest Rostelecom shall pay to the Operator funds in the amount Х calculated by the following formula:

Х = Areceived – Amin – M, where

Х—amount payable by Rostelecom by 25th day of the billing period at the latest  to the Operator for Traffic admission services rendered to Rostelecom by the Operator in accordance with terms specified herein within all period preceding Billing period. The amount payable shall not exceed the amount unpaid by Rostelecom for services rendered to the latter by the Operator in accordance with terms specified herein.

A received – Amin . М  are values specified in paragraph 2.2. of Appendix  No. 7 of Assistance agreement.

The calculated amount Х shall be accounted by the Operator for payment for services rendered to Rostelecom in accordance with terms specified herein for all periods of its validity in the part stating unpaid services as for the date of payment. The Parties agree that in the first place the payments account for the services rendered during the earlier periods.

3                       Rostelecom shall effects payments in favor of the Operator in accordance with paragraph 2 of this Appendix until the total amount of all payments effected by Rostelecom in accordance with this Appendix does not reach total amount of Traffic admission services rendered to Rostelecom by the Operator.

4                       The Operator shall issue invoices for payments to Rostelecom in accordance with paragraph 2 of this Appendix for amounts determined in accordance with terms specified in aforesaid paragraph by 20th day of the month in which relevant payment is to be effected.

5                       If by 25th day of the Billing period the total amount of Traffic admission services rendered by the Operator to Rostelecom within the Accounting period in accordance with terms specified in the Services Report shall exceed the amount of the Accrued income for Communication services rendered by Rostelecom to the Users within relevant Accounting period minus Potential income of the  Operator for services rendered by the Operator to Rostelecom in accordance with Assistance Agreement No. _______ dated _______, difference between stated amounts shall be paid by  Rostelecom to the Operator by 25th day of the Billing period at the latest as an extra amount added to the amount Х payable in accordance with paragraph 2. of this Appendix. Potential income shall be calculated as a product of Accrued income and rates applied to calculate charges for services and remuneration for actions performed in accordance with Appendix 2 attached to Assistance Agreement dated December 28, 2005 .

6                       In order to terminate (partially terminate) the obligations specified in this Appendix and mutual obligations of the Parties arising from Assistance agreement the Parties shall perform monthly offset counterclaims by execution of Offset Acts in due dates set for fulfillment of such obligations by the Parties in accordance with terms specified herein and in Assistance Agreement.

OAO Rostelecom:	Operator:

General Director	General Director
OAO Rostelecom	CenterTelecom

/signed/ D.Ye. Yerokhin	/signed/ R.A. Amaryan
January 1, 2006	January 1, 2006
Seal here	Seal here

Appendix No. 8
to Contract No. CF-00-00-1100
dated August 01, 2003

AGREED	APPROVED

Operator	Rostelecom

Specifications (standard form) of Operator’s network connection (АТE of geographic numbering area) to Rostelecom’s network.

Title	Contents
1. General Requirements

1.1.Number and registration series of Rostelecom’s license

1.2. Type of activity of Rostelecom

1.3. Licensed territory of Rostelecom

1.4. Duration of license of Rostelecom

1.5.Date of commencement of provision of communication services by Rostelecom

1.6.Number and registration series of the Operator’s license

1.7. Type of activity of the Operator

1.8. Licensed territory of the Operator

1.9. Duration of license of the Operator

1.10.Date of commencement of rendering communication services by the Operator

2. Level on connection	Level of long-distance connection

3. Geographical numbering area covered by АТE of the Operator	Name of geographical numbering area and code of geographical area

4. Traffic admission services rendered by means of interconnection performed in accordance with Contract on network connection	Termination of long-distance calls from Rostelecom’s telecommunication network to the Operator’s Users within geographical area covered by ATE of the Operator

Initiation of long-distance and/or international calls from the Operator’s Users within geographical area covered by ATE of the Operator to Rostelecom’s telecommunication network

5. Certificates of conformity for hardware of Rostelecom’s telecommunication network (switching equipment and Software version, data transfer equipment) operated in the course of connection

Title	Contents
6. Certificates of conformity for hardware of the Operator’s telecommunication network (switching equipment and Software version, data transfer equipment) operated in the course of interconnection

7. Location of interconnection points of telecommunication networks of Rostelecom to the Operator (АТE of geographical numbering area)

8. Limits of responsibility	To the Operator’s АТE

9. Specifications of interconnection points including switching mode (switching mode of channels, switching mode of batches)	Interface, information rate—Mbit/s (as recommended by ITU)

10. Accessing structure

Structure of communication services, detailed properties and specifications of connection between the Operator’s АТE and adjacent telecommunication modes of Rostelecom (Automatic Switching node, АТE, IMTS, International Switching Node) including limits of responsibility, number of channels, communication directions and alarms. Structure is adjustable in case of modifications of connection specifications.

11. Minimal installed capacity required for interconnection of Rostelecom’s telecommunication networks to the Operator’s telecommunication networks	Number of channels

12. Minimal and maximal load at interconnection points	Number of Erl.

13. Peculiarities of transfer and routing (selection of direction, including direction of transfer) of traffic by telecommunication networks of the Operator and Rostelecom

Routing of long-distance and international traffic including signal traffic at within the area “АТE of the Operator - Adjacent telecommunication site of Rostelecom in accordance with written instructions of Rostelecom.

Routing of long-distance and international traffic shall be performed in accordance with telecommunication regulations (including availability of standard number of switching points and standard number of areas covered by satellite transfer systems).

14. Alarm

14.1. Alarm	Associated signaling channel 7.

14.2. Network indicator NI of switching node of interconnected Operator

14.3. Code of alarm point Operator’s АТE

14.4. Code of alarm point of switched unit of Rostelecom

Title	Contents
14.5. Transmission of number of a calling subscriber from the Operator’s network	In case of absence of relevant facilities - the date of beginning of transmission number of a calling subscriber.

15. Numbering resource of the Operator and interconnected Operators at area and local level (Filled in by Rostelecom and the Operator)	-for operation within public communication networks: АВС (DEF)-аb – АВС (DEF)-а!b!

16. Network clock synchronization	Interconnection to base network ТСС Rostelecom in accordance with RD 45.09-2001

17. Method of traffic accounting in the Operator’s network and in Rostelecom’s network	On the Operator’s АТE

On switching units of Rostelecom.

18. Unit of volume of traffic admissioned from/to Associated Operator	1 sec

19. Free of charge interval	1 sec. If the interval exceeds 1 second the date of introduction of free of charge interval of 1 sec

20. Signal traffic accounting	If signal traffic admission service is available.

21. Peculiarities of interaction of technological systems (interaction of control systems, regular maintenance of communication facilities and communication lines, operations performed to ensure stability of communication networks including operation in state of emergency)

List of binding regulations on the territory of Russian Federation, technological algorithms of control of primary and secondary networks and their maintenance in compliance with the system of operational management of long-distance communication

22. Stages of interconnection	if necessary

23. Requirements for equipment of interconnected networks

24. Requirements for quality of services	If relevant agreement on quality of services is concluded between the Operators the registration number of such agreement shall be stated.

Regulations applicable to standard quality properties for long-distance and international calls within the area from the Users to switching units of Rostelecom.

25.Requirements for implementation of interconnection	• Execution of an agreement on interconnection of telecommunication networks;

• Agreement on quality of services between the Operators (if available),

• Development of estimates for interconnection;

• Permission of commissioning of communication unit issued by the Directorate on Rossvyaznadzor on region;

• Measurements of electrical specifications of digital channel;

• Testing Associated signaling channel 7;

• Verification of correctness of traffic of accounting;

26. Documents required for commissioning of communication unit between connected and connecting telecommunication networks and beginning of provision of communication services:	• agreement on interconnection of communication networks;

• agreement on quality of services between Operators (if available),

• approved packet of estimates for interconnection with expert decision;

Title		Contents
	•	copy of Permission of commissioning of communication unit (interconnection unit between connected and connecting telecommunication networks) issued by the Directorate on Rossvyaznadzor on region;

	•	minutes (Acts) including tables of measured electrical specifications and results of testing of interconnection unit between connected and connecting telecommunication networks;

	•	copy of technical certificate of the connecting unit to Network clock synchronization (if necessary);

	•	act on technical preparedness for commissioning of the unit installed in accordance with specifications between connected and connecting telecommunication networks;

	•	minutes on beginning of provision communication services between the Operators of between connected and connecting telecommunication networks.

27. Supplementary requirements	•	term of validity of specifications,

	•	additional information which is not revealed above.

Appendix No. 9
to Contract No. CF-00-00-1100
dated August 01, 2003

Structure and procedure for exchange of information on the Subscribers

1                       This Appendix (hereinafter referred to as “Appendix”) specifies format of information about the Users provided by the Operator, terms and procedure for exchange.

2                       The Operator shall submit to Rostelecom the following data within 3 business days after the receipt of relevant request:

2.1                        Details of the User: taxpayer’s identification number of the subscriber of the Operator, name of subscriber’s account, feature of legal entity, type of subscriber, TIN, KPP, ОКPО, codes of  ОКVED, registration number and date of agreement with the user for long-distance and international telecommunications services rendered by Rostelecom.

2.2                        Details: registered address/legal address (post index, region, district, settlement, street, building, flat), residence/location, if it does not coincide with registered address/legal address, address for invoices if it does not coincide with residence/location.

2.3                        Bank details: BIC, bank name, branch bank name, correspondent account, current account, treasury name and personal account at the treasury for non-profit entities.

2.4                        Information of subscribers’ numbers: subscriber’s number, type of subscriber’s unit, rate, and identifier of output to АТE, code of affiliate or Associated Operator servicing the subscriber’s number if the User is a subscriber of the Associated Operator of in accordance with paragraph 1.6. herein.

3                       The Operator shall submit not less than once a month the data on new arrangements and rearrangements, cancellations and substitutions of telephone numbers, any changes and other details specified in paragraph 2 of this Appendix indicating effective date of the operation.

4                       The Operator shall ensure completeness and validity of the information transferred.

5                       The Parties agree to approve detailed procedures and format of submission of the information about the users specified in a separate agreement.

6                       Rostelecom is entitled to apply information obtained from the Operator without prior approval for the following purposes:

6.1                        management payment with the Users for services including execution, issue and service of payment documents and associated papers,

6.2                        management of the Users’ claims related to communication services,

6.3                        execution of analytical reports and statistics for internal usage,

6.4                        processing of requests of tax, law-enforcement entities and other state authorities binding for execution in accordance with current law of the Russian Federation.

7                       Any other application of details obtained from the Operator except for stated above purposes may be effected only if agreed by the Parties.

Structure of data

Each data file shall be structured as follows:

<?xml version=“1.0” encoding=“encoding”?>

<main version=“version” file_number=“file_number” keyword=“keyword” send_from=“company_id” creation_date=“creation_date” check_sum=“check_sum”>

. . .

</main>

,where encoding—coding reference designation applied for text file.

For files MS Windows 95/98/NT/2000/XP: windows-1251,

For files MS DOS: cp866,

For files  Linux: koi8-r.

version—version of communication protocol (current version 1.0)

file_number—number of the file transferred (within the company)

keyword—key word applied as an extra identifier of the sending company company_id—value Sending Company Code - Operator .

creation_date—date and time of creating of file in the format  YYYY-MM-DDTHH:mm:ss (YYYY—year (4 digits), MM—number of month in a year (2 digits), DD—day of month (2 digits), T—separating symbol—an English letter ‘T’, HH—hour (24-hour format), mm—minutes (2 digits), ss—seconds (2 digits)

check_sum—reference amount of the file body (data between tags <main> and </<\main>), calculated by algorythm MD5.

Record <xxx> is subsequently denominated an opening tag and </xxx> - a closing tag  xxx. Tag declaration should contain no spaces and tabs. The body between an opening tag  <xxx> and a closing tag  </xxx> is called section xxx.

Therefore each file contains a header and a section main. Section main in its turn contains one or more sections insert, update or delete.

Section insert indicates that the information contained between the tags must be included into database.

<insert oper_date=“oper_date”>

-- frame

</insert>

Section update indicates that the information with properties between the tags must be modified  in database..

<update oper_date=“oper_date”>

-- frame

</update>

Section delete indicates that the information between the tags must be deleted from database..

<delete oper_date=“oper_date”>

-- frame

</delete>

, where oper_date—effective date operation (for example, connection of a telephone number, changes of details) in the format  YYYY-MM-DDTHH:mm:ss (YYYY—year (4 digits), MM—number of month in a year (2 digits), DD—day of month (2 digits), T—separating symbol—an English letter ‘T’, HH—hour (24-hour format), mm—minutes (2 digits), ss—seconds (2 digits))

Frame shall be structured as follows:

<object_1 property=“value”>

<simple_attribute>

simple_attribute_value

</simple_attribute>

. . .

<complex_attribute>

<simple_attribute>

simple_attribute_value

</simple_attribute>

. . .

<complex_attribute>

. . .

</complex_attribute>

. . .

</complex_attribute>

. . .

<object_2 property=“value”>

. . .

</object_2>

. . .

</object_1>

Object—a section with simple and complex attributes identified by a property. Current version defines an object as a subscriber identified by property subscriber_id and phone identified by property phone_number. There may be no more that one object with the same name and identification property within a parent section.

Property—object identifier.

Complex attribute—a section containing simple and complex properties. There may be no more that one complex object with the same name  within a parent section.

 Simple attribute—a property (feature) of an object or complex attribute which value may be set or changed. Simple attribute contains only one value changeable in section  Update by tags <old> and <new>. Sample of editing simple attribute within an object:

<object property=“value”>

<edited_simple_attribute>

<old>old_attribute_value</old>

<new>new_attribute_value</new>

</edited_simple_attribute>

. . .

</object>

To modify a simple attributes included into a complex one all old and new attributes must be entered with new and old values.

Sample of editing simple attribute within a complex attribute:

<object property=“value”>

<edited_complex_attribute>

<simple_attribute_1>

<old>old_attribute_value</old>

<new>new_attribute_value</new>

</simple_attribute_1>

<simple_attribute_2>

<old></old>

<new>new_attribute_value</new>

</simple_attribute_2>

<simple_attribute_3>

<old>old_attribute_value</old>

<new></new>

</simple_attribute_3>

. . .

</edited_complex_attribute>

</object>

Old attribute value and New attribute value—attribute value before and after editing. It is used for data modification (only section update).

Deletion and editing of data require indication of values of all essential attributes to ensure univocacy of the operation.

Structure of data

<subscriber           Unique identifier of the recipient of the bill

<subscriber_name>name of subscriber</subscriber_name>

<legal_entity>property of legal entity</legal_entity>

<category>type of subscriber: Non-profit/self-financing/population/self-employed</category>

<inn>TIN</inn>

<kpp>KPP</kpp>

<okpo>ОКPО</okpo>

<okved>ОКVED</okved>

<contract_number>contract number</contract_number>

<contract_date>contract date</contract_date>

<bank_account>

<bank_code>BIC</bank_code>

<bank_name>Name of bank</bank_name>

<branch_bank_name>Branch bank name</branch_bank_name>

<treasury_name>Treasury name</treasury_name>

<treasury_account>Treasury account</treasury_account>

<corr_account>Correspondent account</corr_account>

<settl_account>Settling account</settl_account>

</bank_account>

<legal_address>

<post_index>Post index</post_index>

<region>Region</region>

<district>District</district>

<city>City</city>

<settle_area>Settlement</settle_area>

<street>Street</street>

<house>House</house>

<building>Building</building>

<flat>Flat</flat>

<add_info>Additional information<add_info>

</legal_address>

<location_address>

<post_index>Post index</post_index>

<region>Region</region>

<district>District</district>

<city>City</city>

<settle_area>Settlement</settle_area>

<street>Street</street>

<house>House</house>

<building>Building</building>

<flat>Flat</flat>

<add_info>Additional information<add_info>

</location_address>

<bill_address>

<post_index>Post index</post_index>

<region>Region</region>

<district>District</district>

<city>City</city>

<settle_area>Settlement</settle_area>

<street>Street</street>

<house>House</house>

<building>Building</building>

<flat>Flat</flat>

<add_info>Additional information<add_info>

</bill_address>

<phone phone_number=“Phone number”>

<device>Type of device (telephone/МТА)</device>

<price_plan>Rate (Non-profit/self-financing/population)</price_plаn>

<ldservice>identification of output to automatic long-distance and international telecommunications</ldservice>

<company_code>Interconnection Operator code servicing the phone number with</company_code>

<vat_free>taxable</vat_free>

</phone>

</subscriber>

Details of recipient of the bill (Subscriber)

Attribute name	Obligation degree	Acceptable values	Description
subscriber_id	Obligatory given as a parameter	Symbol line of 15 digits	The unique identifier of the Subscriber within the Operator’s company
subscriber_name	All subscribers		Name of subscriber
legal_entity	All subscribers	0—Individuals 1—legal entity	Feature of a legal entity
category	All subscribers	0—Budgetary organizations 1—Self-sustained organizations 2—population 3—Non-incorporated individual entrepreneur	Type of subscriber

inn	Legal entities		TIN
kpp	Legal entities		KPP
okpo	Legal entities		OKPO
okved	Legal entities		OKVED
contract_number	All subscribers		Number of agreement on long-distance and international telecommunications services
contract_date	All subscribers	in format YYYY-MM-DD	Date of agreement on long-distance and international telecommunications services
bank_account	Legal entities	Complex attribute	Bank details
legal_address	All subscribers	Complex attribute	Legal address/registration
location_address	if differs from legal_address	Complex attribute	Residence/Location
bill_address	if differs from location_address	Complex attribute	Bill delivery address
phone	All subscribers	Object	Information on subscriber’s number

Bank details (Bank_account)

Attribute name	Obligation degree	Acceptable values	Description
bank_code	Legal entities		BIC
bank_name	Legal entities		Bank name
branch_bank_name	if available		Name of bank branch
treasury_name	Non-profit entities		Name of treasury
treasury_account	Non-profit entities		Name of personal account in the treasury
corr_account	Legal entities		Correspondent account
settl_account	Legal entities		Current account

Addresses (Legal_address, Location_address, Bill_address)

Attribute name	Obligation degree	Acceptable values	Description
post_index			Post index
region			Region
district			District
city			City
settle_area			Settlement
street			Street
house			House

building	Building
flat	Flat
add_info	Additional information

Subscribers’ Numbers (Phone)

Attribute name	Obligation degree	Acceptable values	Description
phone_number	Obligatory given as a parameter	Line of 10 characters (figures only)	Full subscriber number
device	All subscribers	0—telephone 1—call office	Type of the subscriber gear
price_plan	All subscribers	0—office 1—population 2—Self-sustained organizations 3—Budgetary organizations	Tariff
ldservice	All subscribers	0—closed 1—open	Access to long-distance and international telecommunications services is closed or open
company_code	All subscribers	Data from “Reference book of associated operators”, Appendix No.3)	Code of affiliate or Associated Operator servicing the subscriber’s number
vat_free	Diplomatic mission or their employees	0—default VAT rate 1—0% VAT rate	The sign of 0% VAT rate application to the realization of the services

OAO Rostelecom:	Operator:

General Director	General Director
OAO Rostelecom	CenterTelecom

/signed/ D.Ye. Yerokhin	/signed/ R.A. Amaryan
January 01, 2006	January 01, 2006
Seal here	Seal here